FOR IMMEDIATE RELEASE

American Realty Capital Properties Announces Balance Sheet and Cole Capital Transaction Activity For The Second Quarter 2014 and Sets Earnings Release Date

ARCP maintains core acquisition strategy – $834.7 million acquired during Q2 2014, $1.9 billion year-to-date as of June 30, 2014, $4.2 billion closed and under contract for FY 2014

Actively manages portfolio – $96.4 million of assets disposed year-to-date as of June 30, 2014

Continues to refinance short-term duration and high cost, merger-related assumed debt – $282.2 million refinanced in Q2 2014,
$1.0 billion year-to-date as of June 30, 2014

Cole Capital 2014 equity raise and acquisitions tracking previously announced estimates

New York, New York, July 8, 2014 - American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP”) announced today preliminary transaction activity as of June 30, 2014. ARCP also announced that it will release its second quarter financial results on Tuesday, July 29, 2014 prior to market open and will host a conference call and webcast on that same day at 11:00 a.m. Eastern Time to discuss such financial results.

“These results are consistent and in-line with our stated strategy and forecast of self-originated acquisitions on a granular basis,” stated David S. Kay, President of ARCP. “With our 2014 acquisitions closed and under contract for the balance sheet, we are only approximately $300 million away from meeting our $4.5 billion target. Based on the combined acquisition volume for our balance sheet and Cole Capital of approximately $6.1 billion for the first half of the year, we believe we can acquire an additional $3.0 billion in the second half of 2014 on behalf of the Cole Capital managed funds, thereby meeting our 2014 goals. We are actively managing our balance sheet by disposing non-core assets, refinancing near-term, high-cost maturities and continuing our strategy of match funding. Our team is very focused on the execution of our strategy and commitments laid out in our June 20th letter to stockholders.”

Second Quarter 2014 Conference Call Details

ARCP will be hosting its second quarter 2014 conference call on Tuesday, July 29, 2014 at 11:00 a.m. ET. David S. Kay, President, Lisa E. Beeson, Chief Operating Officer, and Brian S. Block, Chief Financial Officer, will conduct the call. Conference call details are as follows:

Live Conference Call and Webcast Details*

Domestic Dial-In Number: 1-888-317-6003

International Dial-In Number: 1-412-317-6061

Canada Dial-In Number: 1-866-284-3684

Conference ID: 0613219

Webcast: http://arcpreit.com/Q22014EarningsCall

*Participants should dial in 10-15 minutes early.

Conference Call Replay Details

Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number: 1-412-317-0088

Canada Dial-In Number: 1-855-669-9658

Conference ID: 10049338

Date Available: July 29, 2014 (one hour after the end of the conference call) to August 13, 2014

About the Company

ARCP is a self-managed publicly traded real estate investment trust, organized as a Maryland corporation, listed on The NASDAQ Global Select Market, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements ARCP makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: ARCP’s inability to achieve its transaction targets for its balance sheet and Cole Capital, including its inability to close on acquisitions at Cole Capital, such as pipeline acquisitions which are currently under executed purchase and sale agreements or executed letters of intent; the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; and other factors included in our reports filed with the U.S. Securities and Exchange Commission (“SEC”), particularly in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of ARCP's latest Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, each as filed with the SEC, as such Risk Factors may be updated from time to time in subsequent reports. ARCP does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Jamie Moser / Jonathan Keehner	Brian S. Block, CFO, Treasurer, Secretary and EVP
Joele Frank	American Realty Capital Properties, Inc.
Ph: 212-355-4449	bblock@arcpreit.com
Ph: 212-415-6500